Exhibit 15.1

(PricewaterhouseCoopers LLP Letterhead)

(Minneapolis, MN)

October 25, 2001

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549

Commissioners:

We are aware that our report dated October 22, 2001 on our reviews of the interim consolidated financial statements of Imation Corp. (the Company) for the three and nine months ended September 30, 2001 and 2000, and included in the Company’s Form 10-Q for the quarter ended September 30, 2001, is incorporated by reference in the Company’s Registration Statements on Form S-8 (Registration Nos. 333-15273, 333-15275, 333-15277, 333-35591, 333-38196, and 333-66030).

Yours very truly,

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP